FOR IMMEDIATE RELEASE:  Thursday, November 14, 2002

CONTACT:    Bradley T Nielson
            President and Chief Executive Officer
            Paul R. Killpack
            Chief Financial Officer
            MITY Enterprises, Inc.
            801-224-0589

MITY ENTERPRISES, INC. SELLS DO GROUP SYSTEMS BUSINESS


OREM, UTAH -- MITY Enterprises, Inc. (Nasdaq: MITY), designer, manufacturer and marketer of a variety of institutional furniture, today announced that it has sold its specialty office systems segment of its operations. This segment consists of the CenterCore product line and the remaining portion of the DO Group business. This segment has been treated as a discontinued operation since the quarter ended June 30, 2001 when the company initially developed a plan for exiting and selling this segment.

     The specialty office systems segment, produced and manufactured from DO Group headquarters in Marked Tree, Arkansas, has been sold to an employee group headed by Todd Bridges, DO Group vice president of sales and marketing. MITY retained the existing accounts receivable, deferred tax assets and liabilities.

     The transaction involved the sale of inventory, property, plant, equipment, and intellectual property related to the systems line and allows the purchaser to continue to serve customers and to employ most of DO Group's employees. The sale was completed on Friday, November 8, 2002. "This completes our exit from the specialty office seating and systems furniture business that we announced over a year ago," said Bradley T Nielson, president and chief executive officer of MITY Enterprises. "We now will be able to focus on continuing to develop the core segments of our operations with MITY positioned to aggressively move forward building business units where we have had past successes."

     "We anticipate a net gain on this sale that will partially offset the $0.63 diluted loss per share that was accrued for in the June 2001 quarter when the segment was discontinued," said Paul R. Killpack, chief financial officer of MITY Enterprises. "This adjustment from our original estimates is currently anticipated to be a net gain, after tax, of between $400,000 and $550,000 or $0.10 and $0.13 per share which will be recognized at the end of this current quarter. During the months subsequent to the announcement of our liquidation plan, the discontinued segment has generated more cash and fewer losses than we originally anticipated."

     Founded in 1987, MITY Enterprises, Inc. designs, manufactures and markets innovative institutional furniture created to meet the efficiency needs of its customers. The Company focuses on providing premium quality institutional furniture products to niche markets. The product lines consist of multipurpose room furniture and healthcare seating. The Company's products are marketed under the Mity-Lite and Broda tradenames. Headquartered in Utah, MITY Enterprises serves national and international customers directly and through distributors. For further information, visit the Company online at www.mitylite.com.

     This press release contains forward looking statements relating to the Company's expectation that it will recognize a net gain on the sale of the DO Group operations of between $400,000 and $550,000 or $0.10 and $0.13 per share and the expectation that this transaction will leave it in a position to aggressively move forward building business units that have had past successes and that this emphasis will have a positive impact on the Company's earnings. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) the Company's selling efforts at Mity-Lite and Broda may not continue at current levels and may level off or decline despite the Company's efforts; (ii) the Company may not realize the impact on earnings and earnings per share it expects through exiting the systems business and the actual impact may be more negative than expected and for any number of reasons the Company may not be able to build new business segments that achieve success comparable to our other segments; and (iii) the risks and uncertainties outlined in the Company's documents filed with the Securities and Exchange Commission may cause any or all of the forgoing forward-looking statements to not be realized. All forward-looking statements and other information in this press release are based upon information available as of the date of this release. Such information may change or become invalid after the date of this release, and by making these forward-looking statements, the Company undertakes no obligation to update these statements after the date of this release.

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